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                                                           EXHIBIT 99.(b)(10)(b)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 26, 2003, with respect to the statutory-basis financial statements of COUNTRY Investors Life Assurance Company included in Pre-Effective Amendment No. 1 to the Registration Statement (Form N-4 No. 333-104424) and related Prospectus of COUNTRY Investors Variable Annuity Account for the registration of flexible premium deferred variable annuity contracts.


                                                     /s/ ERNST & YOUNG LLP


Chicago, Illinois
September 2, 2003